UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

PROPELL TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas		77002
(Address of Principal Executive Office)		(Zip Code)

(713) 227-0480
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

John W. Huemoeller, II,  the Chairman, Chief Executive Officer and President of Propell Technologies Group, Inc. (“Propell” or the “Company”), and its wholly owned subsidiary, Novas Energy, Inc. (“Novas”), , will be making a presentation on May 14, 2013 to The National Eagles and Angels Association conference being held at The Petroleum Club of Houston, 800 Bell Street, 43rd Floor, Houston, TX 77002.  In connection with that presentation and other future presentations, Mr. Huemoeller intends to discuss the slide presentation furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  In addition, on May 14, 2013, Propell issued a press release regarding the May 14, 2013 presentation that is furnished as Exhibit 99.2 hereto.

The slide presentation attached as Exhibit 99.1 to this Report and the press release attached as Exhibit 99.2 to this Report include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation or in the press release are “forward-looking” rather than historical.

The information included in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The Company undertakes no duty or obligation to update or revise information included in this Report or any of the Exhibits.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

99.1	Presentation materials to be provided at the May 14, 2013 Novas presentation at the
99.2	Press Release dated May 14, 2013 regarding the presentation to be made on May 14, 2013 by Novas at The Petroleum Club of Houston, 800 Bell Street, 43rd Floor, Houston, TX 77002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller II
Name:	John W. Huemoeller II
Title:	Chief Executive Officer

Date:  May 14, 2013